                                                                EXHIBIT 23


                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

    We consent to the incorporation by reference of our reports dated January 26, 1998 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1997, in the following Registration
Statements:

               REGISTRATION
FORM           STATEMENT NO.        DESCRIPTION
----           -------------        -----------
S-3            33-64229             General Motors Corporation Debt Securities

S-3            333-13797            General Motors Corporation Debt Securities

S-3            33-47343             General Motors Corporation $1-2/3 Par Value Common Stock
               (Post-Effective
               Amendment No. 1)

S-3            33-49035             General Motors Corporation $1-2/3 Par Value Common Stock
               (Amendment No. 1)

S-3            33-56671             General Motors Corporation $1-2/3 Par Value Common Stock
               (Amendment No. 1)

S-3            33-49309             General Motors Corporation Dividend Reinvestment Plan

S-8            333-17975            The General Motors Personal Savings Plan for Hourly-Rate Employees
                                       in the United States

S-8            33-54841             General Motors Amended 1987 Stock Incentive Plan

S-8            333-45961            General Motors Savings-Stock Purchase Program for Salaried
                                       Employees in the United States

S-8            33-32322             Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan
                                    Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan
                                    Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan
                                    Hughes Thrift and Savings Plan

S-8            33-54835             The GMAC Mortgage Corporation Savings Incentive Plan

S-8            333-24697            Hughes Electronics Corporation Incentive Plan

S-8            333-21029            Saturn Individual Savings Plan for Represented Members

S-8            333-17937            Saturn Personal Choices Savings Plan for Non-Represented Members

S-8            333-44957            General Motors 1998 Stock Option Plan

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 18, 1998





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